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                                RATHGIBSON, INC.

                                  $200,000,000

                          11.25% Senior Notes due 2014

                               Purchase Agreement

                                February 1, 2006

                            BEAR, STEARNS & CO. INC.
                          WACHOVIA CAPITAL MARKETS, LLC

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                                RATHGIBSON, INC.

                                  $200,000,000

                          11.25% Senior Notes due 2014

                               PURCHASE AGREEMENT

                                                                February 1, 2006
                                                              New York, New York

BEAR, STEARNS & CO. INC.
WACHOVIA CAPITAL MARKETS, LLC
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies & Gentlemen:

      RathGibson, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC
(each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS")
$200,000,000 in aggregate principal amount of 11.25% Senior Notes due 2014 (the
"INITIAL NOTES"), subject to the terms and conditions set forth herein.

      1.    The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers
$200,000,000 in aggregate principal amount of the Initial Notes. The Initial
Notes and the Exchange Notes (as defined below) are collectively referred to herein as the "NOTES." The Notes will (i) have the terms and provisions that are described in the Offering Memorandum (as defined below) under the heading
"Description of Notes" and such other terms as are customary and (ii) be issued pursuant to an indenture (the "INDENTURE"), to be dated as of the Closing Date
(as defined below), between the Company and The Bank of New York, as trustee
(the "TRUSTEE").

      The Initial Notes are being issued and sold in connection with the acquisition (the "ACQUISITION") by RGCH Holdings Corp. (the "PARENT"), a
wholly-owned subsidiary of RGCH Holdings LLC, a Delaware limited liability company ("RGCH"), of all of outstanding capital stock of the Company, pursuant to the Stock Purchase Agreement, dated as of December 6, 2005 (the "ACQUISITION
AGREEMENT"), among the Company, Liberty Partners Holdings 10 L.L.C., the Parent
and the other parties thereto. Upon the consummation of the Acquisition, all of the Company's outstanding capital stock will be owned directly by Parent and indirectly by RGCH. In order to pay for the Acquisition and pay related fees and expenses, (i) the Company expects to enter into $50.0 million revolving credit facility secured by first priority security interests in the real and personal property of the Company and its subsidiaries, pursuant to a credit agreement among the Company, the guarantor party thereto and the lenders party thereto
(the "CREDIT AGREEMENT"), (ii) the Company expects to issue and to become obligated under the Initial Notes and (iii) RGCH and certain senior executives will indirectly make a cash contribution in the aggregate of $67.5 million to the common equity capital of the Company (the "EQUITY

CONTRIBUTION"). As used herein, the term "TRANSACTIONS" means collectively (w)
the offering of the Initial Notes, (x) entering into the Credit Facility, (y)
the Acquisition and (z) the Equity Contribution.

      The Initial Purchasers and other holders (including the direct and indirect transferees of the Initial Notes) of the Initial Notes will be entitled to the benefits of the exchange and registration rights agreement, to be dated as of the Closing Date (the "REGISTRATION RIGHTS AGREEMENT"), among the Company and the Initial Purchasers, in the form attached hereto as Exhibit A, for so long as such Initial Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration
Rights Agreement, the Company will agree, among other things, (i) to file (A) a registration statement (the "REGISTRATION STATEMENT") on the appropriate form with the Securities and Exchange Commission (the "COMMISSION") under the
Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "ACT"), registering the sale of an issue of a series of senior unsecured notes (the "EXCHANGE NOTES") identical in all material respects to the Initial Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Initial Notes (the "EXCHANGE OFFER") and (B) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF
REGISTRATION STATEMENT"), and (ii) to use its commercially reasonable efforts to cause any such Registration Statement to be declared effective.

      The sale of the Initial Notes to the Initial Purchasers (the "OFFERING")
will be made without registration under the Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Act.

      In connection with the sale of the Initial Notes, the Company has prepared a preliminary offering memorandum, dated January 19, 2006 (the "PRELIMINARY
OFFERING MEMORANDUM"), and a final offering memorandum, dated the date hereof
(the "OFFERING MEMORANDUM"), each setting forth information regarding the
Company, the Initial Notes, the terms of the Offering and the transactions contemplated by the Operative Documents (as defined below). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto. The
Parent and the Company hereby confirm that they have authorized the use of the
Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Initial Notes by the Initial Purchasers.

      The Parent and the Company understand that the Initial Purchasers propose to make an offering of the Initial Notes (the "EXEMPT RESALES") only on the terms and in the manner set forth in the Offering Memorandum, as amended or supplemented, and Sections 4, 5 and 12 hereof as soon as practicable after this
Agreement has been executed and delivered, solely to (i) persons in the United
States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBS") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("RULE 144A"), in transactions under Rule
144A, and (ii) in transactions under Rule 144A and outside the United States to certain persons in reliance on Regulation S ("REGULATION S") under the Act
(each, a "REG S INVESTOR"). The QIBs and the Reg S Investors are collectively referred to herein as the "ELIGIBLE PURCHASERS." The Initial

Purchasers will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 100.0% of the principal amount thereof. Such price may be changed at any time without notice.

      The payment of principal of, premium and liquidated damages, if any, and interest on the Initial Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by any subsidiary of the Company (collectively, the "SUBSIDIARIES" and individually, a "SUBSIDIARY") formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of the subsidiaries of the Company referred to above (collectively, the "GUARANTORS"), pursuant to their guarantees
(the "GUARANTEES"). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the "SECURITIES"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the
"EXCHANGE SECURITIES." The Company and the Guarantors are herein collectively referred to as the "ISSUERS". This Agreement, the Initial Notes, the Guarantees
of the Initial Notes, the Exchange Notes, the Guarantees of the Exchange Notes,
the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OFFERING DOCUMENTS," and together with the Credit Agreement and the Acquisition Agreement are hereinafter referred to collectively as the
"OPERATIVE DOCUMENTS." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

      Notwithstanding any provision hereof to the contrary, all representations, warranties, covenants and agreements of the Company contained herein shall not be effective prior to the Closing Date, and the parties hereto agree that the
Company shall execute this Agreement at or prior to the Closing Date.

      2.    Representations and Warranties of the Parent and the Company. The
Parent, on the date hereof, severally, and the Company, as of the Closing Date, jointly and severally, represent and warrant to the Initial Purchasers that:

            (a)     The Preliminary Offering Memorandum as of its date does not, the Preliminary Offering Memorandum, as supplemented by the information and documents listed on Schedule A hereto, taken together (the "DISCLOSURE
PACKAGE"), as of the Applicable Time (as defined) and as of the date of the
Closing Date, does not and will not, and the Offering Memorandum, as of its date and as of the Closing Date, does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary
Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto, including the Disclosure Package) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the
Parent or the Company in writing by the Initial Purchasers expressly for use therein. The Offering Memorandum and any amendment or supplement thereto complied or will comply in all material respects with subsection (d)(4) of Rule
144A. For purposes of this Agreement, the "APPLICABLE TIME" is 5:00 p.m. (New
York City time) on the date of this Agreement.

            (b)     No order or decree preventing the use of the Preliminary
Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Parent or the Company, is contemplated.

            (c)     Subsequent to the respective dates as of which information is given in the Offering Memorandum or, if the Offering Memorandum is not in
existence, the most recent Preliminary Offering Memorandum, except as disclosed in the Disclosure Package and the Offering Memorandum, the Company has not
declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the
Company from that set forth in the Disclosure Package and the Offering
Memorandum, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the
Company and each Subsidiary, individually or taken as a whole; or (ii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Operative Documents. Since the date of the latest balance sheet included in the Offering Memorandum or, if the Offering
Memorandum is not in existence, the most recent Preliminary Offering Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liability or obligation, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transaction, including any acquisition or disposition of any business or asset, which is material to the Company and the
Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Disclosure Package and the Offering Memorandum.

            (d)     Each of the Parent and the Company has been duly
incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation. The
Company has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Disclosure Package and the
Offering Memorandum, and to own, lease and operate its properties. Each of the
Company and each of the Subsidiaries is duly qualified and authorized to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such qualification, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (A) the properties, business, results of operations, condition (financial or otherwise), stockholders' equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole; (B) the long-term debt or capital stock of the Company or any Subsidiary;
(C) the issuance or marketability of the Notes or (D) the validity of this
Agreement or any other Operative Document or the transactions described in the
Disclosure Package and the Offering Memorandum under the caption "Use of
Proceeds" (any such effect being a "MATERIAL ADVERSE EFFECT").

            (e)     As of the Closing Date, the Company will not have any
subsidiaries within the meaning of Rule 405 under the Act. As of the Closing date, the Company holds no

ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.

            (f)     Except as disclosed in the Disclosure Package and the
Offering Memorandum, neither the Company nor any Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in, the Company or the Subsidiaries (any "RELEVANT SECURITY"). The authorized, issued and outstanding capital stock of the Company is as set forth in the
Disclosure Package and the Offering Memorandum. All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security.

            (g)     When the Initial Notes are issued and delivered pursuant to this Agreement, no securities of the Company or any Subsidiary are (i) of the same class (within the meaning of Rule 144A under the Act) as the Initial Notes and (ii) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "EXCHANGE ACT"); or
quoted in a United States automated inter-dealer quotation system.

            (h)     The Parent has, and at the Closing Date the Company will
have, the required corporate power and authority or other power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority or other power and authority to issue, sell and deliver the Notes as provided herein and therein.

            (i)     At the Closing Date, the Initial Notes will have been duly and validly authorized by the Company for issuance and sale to the Initial
Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will have been duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the
Company, entitled to the benefits of the Indenture and enforceable against the
Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity
(regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) are referred to herein collectively as the
"ENFORCEABILITY EXCEPTIONS"). The Disclosure Package and the Offering Memorandum
each contain a summary of the terms of the Initial Notes, which summary is accurate in all material respects. At the Closing Date, the Initial Notes will be substantially in the form contemplated by the Indenture.

            (j)     At the Closing Date, the Exchange Notes will have been duly and validly authorized for issuance by the Company and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

            (k)     At the Closing Date, the Credit Facility will be duly and
validly authorized by the Company and the guarantor party thereto and, when duly executed and delivered by the Company and the guarantor party thereto, will be the legal, valid and binding obligation of the Company and the guarantor party thereto, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. The Disclosure Package and Offering Memorandum
each contain a summary of the terms of the Credit Facility, which summary is accurate in all material respects and reflects the proposed terms as of the date hereof.

            (l)     At the Closing Date, the Indenture will have been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture so qualified, and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding agreement of the Company, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

            (m)     At the Closing Date, the Registration Rights Agreement will have been duly and validly authorized by the Company and when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding obligation of the Company, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by the
Enforceability Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in the Disclosure Package and the
Offering Memorandum.

            (n)     The Parent has, and at the Closing Date the Company will
have, duly and validly authorized, executed and delivered this Agreement.

            (o)     None of the Parent, the Company or any Subsidiary is (i) in
violation of its certificate or articles of incorporation, bylaws or other organizational documents, (ii) in default under, and no event has occurred which, with notice or lapse of time or both or otherwise, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "LIEN") upon, any of its property or assets pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees), foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except

(in the case of clause (ii) alone) for any Lien disclosed in the Disclosure
Package and the Offering Memorandum.

            (p)     None of (i) the execution, delivery, and performance by the
Parent and the Company of this Agreement and consummation of the transactions contemplated by the Operative Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Initial Notes and the issuance of the
Exchange Notes, or (iii) consummation by the Company of the transactions described in the Disclosure Package and the Offering Memorandum under the caption "Use of Proceeds," (A) violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any properties or assets of the Company or any
Subsidiary, or an acceleration of any indebtedness of the Company or any
Subsidiary pursuant to (1) any provision of the certificate of incorporation, articles of incorporation, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document of the Company or any Subsidiary, (2) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets is or may be bound, (3) or any statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or any of their properties or assets, (4) any directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign or (5) the compliance by the Company with all of the provisions of the Acquisition Agreement required to be complied with by it on or before the
Closing Date violates, except (in the case of clauses (2), (3), (4) and (5)
above) as could not reasonably be expected to have a Material Adverse Effect.

            (q)     True and correct copies of the Acquisition Agreement and all material documents and agreements related to the transactions contemplated thereby have been delivered to the Initial Purchasers, and there have been no amendments, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered or made available to the Initial
Purchasers.

            (r)     Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies, bodies or administrative agencies, and all third parties, foreign and domestic (collectively, the "CONSENTS"), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Disclosure Package and the Offering
Memorandum, except where lack of such Consent could not reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceeding which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a restriction on, any Consent, other than those investigations or proceedings that could not reasonably be expected to have a
Material Adverse Effect. Each of

the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Disclosure
Package and the Offering Memorandum.

            (s)     No Consent is required for (i) the execution, delivery and performance by each of the Company of this Agreement or consummation of the
Offering, the Exchange Offer and the other transactions contemplated by the
Operative Documents to which each of them, respectively, is a party or (ii) the issuance, sale and delivery of the Initial Notes (and the issuance of the
Exchange Notes in connection with the Exchange Offer), except such Consents as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or blue sky laws and regulations) and that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement.

            (t)     Except as disclosed in the Disclosure Package and the
Offering Memorandum, there is (i) no judicial, regulatory, arbitral or other legal or governmental action, suit, investigation or proceeding or other litigation or arbitration before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending to which the Company or any Subsidiary is or may be a party or of which the business, property, operations or assets of the Company or any Subsidiary is or may be subject, (ii)
no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject or to which the business, property, operations or assets of the Company or any Subsidiary is or may be subject, that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse
Effect; to the knowledge of the Parent and the Company, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse
Effect.

            (u)     There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Operative Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Operative Documents) under any of the Operative
Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Operative Documents, including, without limitation, the Exchange Offer.

            (v)     No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the
Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Initial Notes in any jurisdiction referred to in Section 2(d) hereof; and every request of any securities authority or

agency of any jurisdiction for additional information has been complied with in all material respects.

            (w)     There is (i) no significant unfair labor practice complaint pending against the Company or any Subsidiary nor, to the knowledge of the
Parent and the Company, threatened against any of them, before the National
Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the knowledge of the Parent and the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown, or stoppage pending against the Company or any of its subsidiaries nor, to the knowledge of the Parent and the Company, threatened against any of them which (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect, (iii) no labor disturbance by the employees of the Company or any Subsidiary or, to the knowledge of the Parent and the Company, no such disturbance is imminent and the
Company is not aware of any existing or imminent labor disturbances by the employees of any of its respective, or any Subsidiary's, principal suppliers, manufacturers, customers or contractors that, in any such case (individually or in the aggregate), could reasonably be expected to have a Material Adverse
Effect, and (iv) no union representation question existing (to the knowledge of the Parent and the Company) with respect to the employees of the Company or any
Subsidiary. To the knowledge of the Parent and the Company, no collective bargaining organizing activities are taking place with respect to the Company or any Subsidiary. None of the Company or any of its subsidiaries has violated (i)
any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except for those violations that could not reasonably be expected to have a
Material Adverse Effect.

            (x)     No "prohibited transaction" (as defined in either Section
406 of the Employee Retirement Income Security Act of 1974, as amended, including the rules, regulations and published interpretations thereunder
("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")), "accumulated funding deficiency" (as defined in
Section 302 of ERISA) or other event of the kind described in Section 4043(b) of
ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability that could reasonably be expected to have a Material Adverse Effect;
each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance with applicable law, including (without limitation) ERISA and the Code, except where noncompliance could not reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. The execution and delivery of this
Agreement, the other Operative Documents and the sale of the Securities to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal
Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by
Eligible Purchasers as set forth in the Offering Memorandum under the caption
"Notice to Investors."

            (y)     There has been no storage, generation, transportation,
handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the knowledge of the Parent and the
Company, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAW") that could reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances that could reasonably be expected to have a Material Adverse Effect, with respect to which the Parent, the Company or any Subsidiary has knowledge. Neither the
Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental
Law, including any obligation for cleanup or remedial action. There is no pending or, to the knowledge of the Parent and the Company, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (z)     There is no alleged liability, or to the knowledge of the
Parent and the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the
Company or such Subsidiary, as the case may be, or (ii) any violation or alleged violation of any Environmental Law, other than as disclosed in the Disclosure
Package and the Offering Memorandum or could not reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any
"hazardous substance" as defined by the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste"
as defined by the Resource Conservation and Recovery Act of 1976, as amended,
(iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and
(v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

            (aa)    The Company and each Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities
("PERMITS"), including, without limitation, under any applicable Environmental
Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; the Company and

                                       10

each Subsidiary has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Disclosure Package and the Offering Memorandum, such permits contain no restrictions to the Company or any Subsidiary, as the case may be, that could reasonably be expected to have a Material Adverse Effect.

            (bb)    The Company and each Subsidiary owns or leases all such
properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Disclosure Package and the
Offering Memorandum. The Company and the Subsidiaries have (i) good and marketable title in fee simple to all of real property and good and marketable title to all personal property owned by them, in each case free and clear of all
Liens except such as are described in the Disclosure Package and the Offering
Memorandum or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries); (ii) peaceful and undisturbed possession of any real property and buildings held under lease or sublease by the Company and the Subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, (including, to the knowledge of the
Parent and the Company, defaults by the landlord) with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries;
(iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by any of them in the manner described in the Disclosure
Package and the Offering Memorandum, except where lack of such Authorization could not reasonably be expected to have a Material Adverse Effect; and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and the Company and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where failure of such Authorizations to be valid and in full force and effect or lack of compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has
received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any
Subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (cc)    The Company and each Subsidiary (i) owns or possesses
adequate right to use all patents, patent applications, patent rights, licenses, formulae, customer lists, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks, trade names, trademark registrations, service mark registrations, computer programs, technical data and information, and know-how and other intellectual property
(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the "INTELLECTUAL PROPERTY")
necessary for the conduct of their respective businesses as presently being conducted and as described in the Disclosure Package and the

                                       11

Offering Memorandum, except where lack of ownership or possession of such
Intellectual Property could not reasonably be expected to have a Material
Adverse Effect, and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with any such rights of others, and have not received any notice of any claim of conflict with, any such right of others that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Parent and the Company, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and the Subsidiaries or those products and services described in the Disclosure
Package and the Offering Memorandum. To the knowledge of the Company, there is no infringement by third parties of any Intellectual Property of the Company or any Subsidiary; there is no pending or, to the knowledge of the Parent and the
Company, threatened action, suit, proceeding or claim by others challenging the
Company's or any Subsidiary's rights in or to any Intellectual Property, and the
Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Parent and the
Company, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, except for such actions, suits, proceedings or claims that could not reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

            (dd)    Each of the Company and the Subsidiaries has timely filed
all material tax returns required to be filed (including in accordance with applicable extensions) by it and has paid or made provision (to the extent required by GAAP) for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes that the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the knowledge of the Parent and the Company, threatened.
There are no material proposed additional tax assessments against the Company or any Subsidiary, or the assets or property of the Company or any of Subsidiary.
The accruals and reserves on the books and records of the Company and the
Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate (in accordance with GAAP) to meet any assessments and related liabilities for any such period and, since January 31, 2005, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except for any tax not yet due and payable.

            (ee)    The Company and the Subsidiaries maintain a system of
internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii)
access to assets is

                                       12

permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ff)    The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.
There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

            (gg)    The Company has in effect insurance covering the Company,
its directors, officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, and applicable foreign securities laws.

            (hh)    Except as disclosed in the Disclosure Package and the
Offering Memorandum, after giving effect to the Transactions, no relationship, direct or indirect, exists between or among the Company, any Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, any Subsidiary or any affiliate of the Company, on the other hand, which would be required by the Act to be described in the Disclosure Package and the Offering Memorandum if the
Disclosure Package and the Offering Memorandum were prospectuses included in registration statements on Form S-1 filed with the Commission. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

            (ii)    The Company and each Subsidiary is not now and, after giving effect to the Transactions, as contemplated hereunder and application of the net proceeds of such sale as described in the Disclosure Package and the Offering
Memorandum under the caption "Use of Proceeds," will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY
ACT").

            (jj)    Except as described in the Disclosure Package and the
Offering Memorandum, no holder of any Relevant Security has any rights to require registration of any Relevant Security by reason of the execution by the
Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the

                                       13

transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Operative Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

            (kk)    None of the Company, any Subsidiary, or any affiliate
(within the meaning of Rule 144 under the Act) has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the
Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

            (ll)    None of the Company or any Subsidiary or any of their
respective affiliates (as defined in Rule 501(b) of Regulation D under the Act)
or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or
(ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offer and sale of the Securities or in connection with Exempt Resales of the
Securities, or in any manner involving a public offering within the meaning of
Section 4(2) of the Act. Assuming the accuracy of the Initial Purchasers'
representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Initial Notes to the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Offering
Memorandum nor (ii) the Exempt Resales requires registration under the Act and prior to the effectiveness of any Registration Statement, the Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by the Company or any Subsidiary within the six-month period immediately prior to the date hereof.

            (mm)    The financial statements, including the notes thereto, and the supporting schedules included in the Disclosure Package and the Offering
Memorandum present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the
Company and its consolidated subsidiaries for which financial statements are included in the Disclosure Package and the Offering Memorandum; except as otherwise stated in the Disclosure Package and the Offering Memorandum, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the
Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Disclosure Package or the Offering
Memorandum if the Disclosure Package or the Offering Memorandum, respectively, were included in a registration statement filed pursuant to the Act. The other financial and statistical information included in the Offering Memorandum presents fairly the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the
Disclosure Package or the Offering Memorandum, respectively, and the books and records of the respective entities presented

                                       14

therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company and the Subsidiaries.

            (nn)    PricewaterhouseCoopers, LLP who have certified or will
certify the financial statements and supporting schedules and information included or to be included as part of the Disclosure Package and the Offering
Memorandum, is an independent public accounting firm as required by the Act and the Exchange Act.

            (oo)    Each of the Disclosure Package and the Offering Memorandum
contains, if any, all pro forma and as adjusted financial information and statements which are required to be included or incorporated by reference in accordance in all material respects with Regulation S-X in the Disclosure
Package and the Offering Memorandum if the Disclosure Package or the Offering
Memorandum, respectively, were included in a registration statement filed pursuant to the Act. The pro forma and as adjusted financial information and statements have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Exchange Act and includes all adjustments necessary to present fairly in accordance with United States generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The pro forma financial statements included in the Disclosure Package and the Offering Memorandum have been prepared on a basis consistent with historical financial statements of the
Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents.

            (pp)    The statistical, industry-related and market-related data
included in the Disclosure Package and the Offering Memorandum are based on or derived from sources which the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

            (qq)    Each of the Disclosure Package and the Offering Memorandum,
as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule
144A(d)(4) under the Act.

            (rr)    None of the Company or any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the
Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial
Notes.

            (ss)    The Initial Notes offered and sold in reliance on Regulation
S have been and will be offered and sold only in offshore transactions.

            (tt)    The sale of the Initial Notes pursuant to Regulation S is
not part of a plan or scheme to evade the registration provisions of the Act.

            (uu)    None of the execution, delivery and performance of this
Agreement, the issuance and sale of the Initial Notes, the application of the proceeds from the issuance and sale of the Initial Notes and the consummation of the transactions contemplated thereby as set forth in

                                       15

the Disclosure Package and the Offering Memorandum, will violate Regulations T,
U or X promulgated by the Board of Governors of the Federal Reserve System or
analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (the "REGULATIONS") and neither the Company nor any of its Subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate the
Regulations.

            (vv)    The Company is not, nor will it be, after giving effect to the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their respective businesses as proposed to be conducted; (ii) unable to pay their debts (contingent or otherwise) as they mature; or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities
(including contingent liabilities) as they become absolute and matured. The assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Immediately after the consummation of the Offering, (i) the fair value and present fair saleable value of the assets of the Company will exceed the sum of their stated liabilities and identified contingent liabilities as they become absolute and matured, and (ii)
the assets of the Company will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the
Company, taking into account the projected capital requirements and capital availability.

            (ww)    Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and the Subsidiaries, and any other person that would give rise to a valid claim against the Company or any Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the
Notes.

            (xx)    Except as described in the Disclosure Package and the
Offering Memorandum, none of the Company or any of the Subsidiaries is in default under any of the Operative Documents or any of the contracts described in the Disclosure Package and the Offering Memorandum or has received a notice or claim of any such default, and none of the Parent, the Company or any of its
Subsidiaries has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

            (yy)    Neither the Company, any Subsidiary nor, to the knowledge of the Parent, the Company or any of its Subsidiaries, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

            (zz)    The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the
Securities, will not distribute any

                                       16

offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Disclosure Package and
the Offering Memorandum.

            (aaa)   The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation-Critical Accounting Policies" in
the Disclosure Package and the Offering Memorandum accurately and fully describes in all material respects (i) accounting policies which the Company reasonably believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments ("critical accounting policies"); (ii) judgments and uncertainties affecting the application of critical accounting policies; and
(iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

            (bbb)   The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital
Resources" in the Disclosure Package and the Offering Memorandum accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company reasonably believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the
Subsidiaries taken as a whole.

            (ccc)   Except as disclosed in the Disclosure Package and the
Offering Memorandum, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (ddd)   The Parent, the Company and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Parent and the Company make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Notes outside the United States
(assuming that the purchasers who buy the Initial Notes in the Exempt Resales to
Reg S Investors are Reg S Investors) and, in connection therewith, the
Preliminary Offering Memorandum and the Offering Memorandum contain or will contain the disclosure required by Rule 902(g)(2) under the Act.

            (eee)   The Initial Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Initial Notes by non-U.S.
persons or U.S. persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

            (fff)   The Company maintains a system of internal control over
financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange
Act) that complies with the requirements of the Exchange Act and has been designed by its principal executive officers and

                                       17

principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Offering Memorandum, the Company's internal control over financial reporting is effective and the
Company is not aware of any material weaknesses in its internal control over financial reporting.

            (ggg)   Except as disclosed in the Offering Memorandum, since the
date of the latest audited financial statements included in the Offering
Memorandum, there has been no change in the Company's internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

            (hhh)   The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the principal executive officers and principal financial officers of the Company by others within those entities. Such disclosure controls and procedures are effective.

      Each certificate signed by or on behalf of the Company or the Parent and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Parent, as the case may be, to the Initial Purchasers as to the matters covered thereby.

      Each of the Parent and the Company acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Company and counsel for the
Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

      3.    Representations and Warranties of the Initial Purchasers. Each of
the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Parent and the Company and agrees that:

            (a)     Such Initial Purchaser is an institutional "accredited
investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

            (b)     Such Initial Purchaser (i) is not acquiring the Initial
Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Initial Notes only to
QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and in offshore transactions in reliance upon Regulation S under the Act.

            (c)     No form of general solicitation or general advertising
(within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its

                                       18

representatives in connection with the offer and sale of any of the Initial
Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (d)     Such Initial Purchaser agrees that, in connection with the
Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, Eligible Purchasers. Such Initial
Purchaser further (i) agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from (A) Eligible
Purchasers that such Initial Purchaser reasonably believes are QIBs, and (B) Reg
S Investors, (ii) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, that such Initial Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A)(1) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB for which such person is acting as fiduciary or agent, in a transaction meeting the requirements of Rule 144A under the Act,
(2) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (3) in a transaction meeting the requirements of Rule 144 under the Act, (4) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such
Initial Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Initial Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (5) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel, if the Company so requests), (B) to the Company or any
Subsidiary, (C) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii)
acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

            (e)     Such Initial Purchaser and its affiliates or any person
acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the
Initial Notes.

            (f)     The Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

            (g)     The sale of Initial Notes offered and sold by such Initial
Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

            (h)     Such Initial Purchaser agrees that it has not offered or
sold and will not offer or sell the Initial Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Initial Notes pursuant hereto and the Closing Date, other than in accordance

                                       19

with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Initial Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Initial Notes, except such advertisements as permitted by and include the statements required by Regulation S.

            (i)     Such Initial Purchaser agrees that, at or prior to
confirmation of a sale of Initial Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the
40-day distribution compliance period referred to in Rule 903(c)(3) under the
Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

      "THE INITIAL NOTES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S.
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT
OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE
UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE
CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE
SECURITIES ACT (OR RULE 144A OR TO ACCREDITED INSTITUTIONS IN TRANSACTIONS THAT
ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN
CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE INITIAL NOTES COVERED HEREBY
IN RELIANCE ON REGULATION S DURING THE PERIOD REFERRED TO ABOVE TO ANY
DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER
REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT.
TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S."

            (j)     Such Initial Purchaser agrees that the Initial Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule
903(c)(3) of the Act and only upon certification of beneficial ownership of such
Initial Notes by non-U.S. persons or U.S. persons who purchased such Initial
Notes in transactions that were exempt from the registration requirements of the
Act.

      The Initial Purchasers acknowledge that the Parent and the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Company and counsel for the Initial
Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      4.    Purchase, Sale and Delivery.

            (a)     On the basis of the representations, warranties and
covenants contained in this Agreement, and subject to its terms and conditions, the Parent agrees to cause the Company, and the Company agrees, to issue and sell to the Initial Purchasers, and each Initial Purchaser

                                       20

agrees, severally and not jointly, to purchase from the Company, the principal amounts of Initial Notes set forth opposite the name of such Initial Purchaser on Exhibit B. The purchase price for the Initial Notes will be $972.50 per
$1,000 principal amount Initial Note.

            (b)     On the Closing Date, the Company shall deliver to the
Initial Purchasers, in such denomination or denominations and registered in such name or names as the Initial Purchasers requests upon notice to the Company at least 48 hours prior to the Closing Date, (i) one or more Initial Notes in definitive global form, registered in the name of Cede & Co., as nominee of The
Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Initial Notes sold pursuant to Exempt
Resales to QIBs (the "GLOBAL NOTE") and (ii) if any Exempt Resales are made in reliance on Regulation S, one of more Initial Notes in definitive form, registered in the name of Cede & Co., as nominee for DTC, having an aggregate amount corresponding to the aggregate amount of the Initial Notes, if any, sold pursuant to Exempt Resales in offshore transactions in reliance on Regulation S
(the "TEMPORARY REGULATION S GLOBAL NOTE"), against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. Such delivery of and payment for the
Initial Notes shall be made at the offices of Schulte Roth & Zabel LLP, 919
Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New
York City time, on February 7, 2006 or at such other time as shall be agreed upon by the Initial Purchasers, the Parent and the Company. The time and date of such delivery and payment are herein called the "CLOSING DATE." The Global Note and the Temporary Regulation S Global Note shall be made available to the
Initial Purchasers for inspection not later than 4:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

      5.    Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Initial Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

      6.    Agreements of the Parent and the Company. Each of the Parent and the
Company covenants and agrees with the Initial Purchasers that:

            (a)     The Parent and the Company shall advise the Initial
Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any
Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Disclosure Package or the Offering
Memorandum untrue or that requires the making of any additions to or changes in the Disclosure Package or the Offering Memorandum in order to make the
Disclosure Package or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The
Parent and the Company shall use their commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority

                                       21

shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Parent and the Company shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b)     The Parent and the Company shall, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any
amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Parent and the Company consent to the use of the Preliminary
Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

            (c)     Neither the Parent nor the Company will amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto during such period as, in the opinion of counsel for the
Initial Purchasers, the Preliminary Offering Memorandum or the Offering
Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Initial Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the
Initial Purchasers shall not have given their consent. The Company shall promptly, upon the request of the Initial Purchasers or counsel to the Initial
Purchasers, make any amendment or supplement to the Preliminary Offering
Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market making activities.

            (d)     If, during the period referred to in 6(c) above, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary
Offering Memorandum or the Offering Memorandum in order to make such Preliminary
Offering Memorandum or Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if it for any other reason it shall be necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to
comply with applicable laws, rules or regulations, the Parent and the Company shall (subject to Section 6(c)) forthwith amend or supplement such Preliminary
Offering Memorandum or Offering Memorandum at its own expense so that, as amended or supplemented, so that, as so amended or supplemented, such
Preliminary Offering Memorandum or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such
Preliminary Offering Memorandum or Offering Memorandum will comply with all applicable laws, rules or regulations.

            (e)     The Parent and the Company shall cooperate with the Initial
Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Initial Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial
Purchasers may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales; provided, however, that in connection therewith none of the Parent or the Company shall be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any

                                       22

jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (f)     If this Agreement shall terminate or shall be terminated
after execution because of any failure or refusal on the part of the Parent and the Company to comply with the terms or fulfill any of the conditions of this
Agreement, the Parent and the Company jointly and severally agree to reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses
(including reasonable fees and expenses of counsel for the Initial Purchasers)
incurred by the Initial Purchasers in connection herewith.

            (g)     The Company shall apply the net proceeds from the sale of
the Initial Notes in the manner set forth under "Use of Proceeds" in the
Offering Memorandum.

            (h)     The Parent and the Company shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

            (i)     The Company shall do and perform all things required or
necessary to be done and performed under this Agreement prior to or after the
Closing Date and to satisfy all conditions precedent to the delivery of the
Initial Notes and any Guarantees thereof.

            (j)     None of the Parent, the Company, or any of their respective
"affiliates" (as defined in Rule 144 under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to the
Initial Purchasers or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

            (k)     For so long as any of the Notes remain outstanding and are
"restricted securities" within the meaning of Rule 144(a)(3) under the Act and not able to be sold in their entirety under Rule 144 under the Act (or any successor provision), for the benefit of holders from time to time of Initial
Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Initial Notes and prospective purchasers of the Initial
Notes, information specified in Rule 144A(d)(4) under the Act, unless the
Company and any Guarantors are then subject to Section 13 or 15(d) of the
Exchange Act.

            (l)     The Company shall use commercially reasonable efforts to
cause the Exchange Offer to be made in the appropriate form to permit registered
Exchange Notes and any Guarantees thereof to be offered in exchange for the
Initial Notes and any Guarantees thereof and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

            (m)     The Company shall use commercially reasonable efforts to
comply with all of the agreements set forth in the Registration Rights Agreement and all of the agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                                       23

            (n)     The Parent and the Company shall (i) permit the Notes to be included for quotation on the PORTAL market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

            (o)     If not otherwise available on the Commission's Electronic
Data Gathering Analyses and Retrieval System, the Company shall deliver without charge to the Initial Purchasers (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the
Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed
(including without limitation, press releases) other than materials filed with the Commission and (ii) from time to time such other information concerning the
Company and the Subsidiaries as the Initial Purchasers may reasonably request.

            (p)     Prior to the Closing Date, to furnish to the Initial
Purchasers, as soon as they have been prepared in the ordinary course by the
Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the
Offering Memorandum.

            (q)     The Parent and the Company shall not take, directly or
indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities and the Exchange Securities contemplated hereby.
Except as permitted by the Act, none of the Parent or the Company will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Securities.

            (r)     For so long as the Notes constitute "restricted" securities within the meaning of Rule 144(a)(3) under the Act, the Parent and the Company shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the
Act.

            (s)     During the period from the Closing Date until two years
after the Closing Date, without the prior written consent of the Initial
Purchasers, the Company shall not, and shall not permit any of its controlled
"affiliates" (as defined in Rule 144 under the Act) to, resell any of the
Securities or the Exchange Securities that constitute "restricted securities"
under Rule 144 that have been reacquired by any of them.

      7.    Expenses. Whether or not the transactions contemplated by this
Agreement are consummated or this Agreement becomes effective or is terminated
(pursuant to Section 15 or otherwise, the Parent and the Company agree to pay all the following costs and expenses and all other costs, expenses, fees and taxes incident to the performance by the Parent and the Company of their obligations hereunder: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other
Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other

                                       24

documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum
(including, without limitation, financial statements) and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the
Initial Notes to the Initial Purchasers; (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final Blue Sky Memorandum, and the reasonable and documented fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification), (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each
Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes and Trustee's fees; (vii) the fees, disbursements and expenses of the
Parent's, the Company's and the Guarantors' counsel (including local and special counsel, if any) and accountants, (viii) the reproduction and delivery of this
Agreement and the other Operative Documents, the preliminary and supplemental
"Blue Sky" memoranda and all other agreements of documents reproduced and delivered in connection with the offering of the Notes; (ix) all reasonable fees and expenses (including reasonable fees and expenses of counsel) of the Parent and the Company in connection with the approval of the Notes by DTC for
"book-entry" transfer; (x) any fees charged by investment rating agencies for the rating of the Notes; (xi) the fees and expenses of the Trustee and its counsel; (xii) all expenses incurred in connection with the performance by the
Parent and the Company of their other obligations under this Agreement and the other Operative Documents; (xiii) the transportation and other "roadshow"
expenses incurred by or on behalf of the Parent's representatives and the
Company's representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiv) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market.

      8.    Indemnification.

            (a)     As of the date hereof, the Parent, severally, and as at the
Closing Date, the Company, jointly and severally, agrees to indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls the
Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a)
of the Exchange Act, and (iii) the respective affiliates, officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable and documented attorneys' fees and any and all expenses whatsoever actually incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the
Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i)
any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package or the Offering
Memorandum, or in any supplement thereto or amendment thereof, (ii) or arise out of or are

                                       25

based upon the omission or alleged omission to state in the Preliminary Offering
Memorandum, the Disclosure Package or the Offering Memorandum, or in any
supplement thereto or amendment thereof, a material fact required to be stated
therein or necessary to make the statements therein not misleading; provided, however, that none of the Parent and the Company will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial
Purchasers furnished to the Parent or the Company by or on behalf of the Initial
Purchasers expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 11 hereof. This indemnity agreement will be in addition to any liability that the Parent and the Company may otherwise have, including under this Agreement.

            (b)     Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) as of the date hereof, the Parent and, as at the
Closing Date, the Company, (ii) each person, if any, who controls the Parent or the Company within the meaning of Section 15 of the Act or Section 20(a) of the
Exchange Act, and (iii) their respective officers, directors, partners, employees, representatives and agents of the Parent as of the date hereof, and, as at the Closing Date, the Company, from and against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Parent or the Company by or on behalf of the Initial Purchasers expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 11 hereof. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

            (c)     Promptly after receipt by an indemnified party under
subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may

                                       26

elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party;
provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action, suit or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or
Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise of judgment. The indemnifying party shall not be required to indemnify the indemnifying party for any amount paid or payable by the indemnifying party in the settlement or compromise of, or entry into any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

      9.    Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Parent (as of the date hereof) and the Company
(as at the Closing Date), on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Parent or the Company, any contribution received by the Parent and the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Parent or the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Parent, the
Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Parent and the
Company, on the

                                       27

one hand, and the Initial Purchasers, on the other hand, from the offering of the Initial Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party's not having received notice as provided in Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Parent and the Company, on the one hand, and the
Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Company, on the one hand, and the
Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Initial Notes (net of discounts but before deducting expenses) received by the Parent and the
Company bear to (ii) the discounts and commissions received by the Initial
Purchasers, respectively. The relative fault of the Parent and the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent, the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Parent, the Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Initial Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act
and (B) the respective affiliates, officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as the Initial Purchasers, and (1)
each person, if any, who controls the Parent or the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (2) the
respective officers, directors, partners, employees, representatives and agents of the Parent and the Company or any controlling person shall have the same rights to contribution as the Parent and the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not

                                       28

relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of the Initial Notes purchased by each of the Initial Purchasers hereunder and are not joint.

      10.   Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this
Section 10 of any misstatement or omissions and to the satisfaction of the following additional conditions unless waived in writing by the Initial
Purchasers:

            (a)     The Company shall have duly and validly authorized, executed and delivered this Agreement. All of the representations and warranties of the Parent and the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Parent and the Company shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.

            (b)     The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York
      City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Initial Notes in any jurisdiction referred to in Section 6(a) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c)     None of the issuance and sale of the Initial Notes pursuant to this Agreement or any of the transactions contemplated by any of the other Operative Documents shall be enjoined (temporarily or permanently)
      and no restraining order or other injunctive order shall have been issued;
      and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Parent, the Company, or against the Initial Purchasers relating to the issuance of the Securities or the
      Initial Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Operative Documents. No action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Parent and the Company, threatened against, the Company or any
      Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Preliminary Offering Memorandum, the
      Offering Memorandum, or any amendment or supplement thereto.

                                       29

            (d)     Since the respective dates as of which information is given in the Disclosure Package, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or any of the Subsidiaries, not contemplated by the Disclosure Package and the
      Offering Memorandum that is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Operative Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of the Subsidiaries on any class of its capital stock, other than as provided under the Acquisition Agreement, (iii) none of the Company or any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and is not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum, and (iv) there shall not have occurred any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the
      Disclosure Package or the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and its counsel, require the making of any addition to or change in the Disclosure
      Package or the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

            (e)     At the Closing Date and after giving effect to the
      consummation of the transactions contemplated by the Operative Documents, there exists no Default or Event of Default (as defined in the Indenture).

            (f)     The Credit Agreement shall have been entered into and the
      Parent shall have contributed the cash to the common equity capital of the
      Company, each as substantially as described in the Disclosure Package and the Offering Memorandum, providing proceeds in an amount sufficient, with the proceeds from the sale of the Initial Notes, to consummate the
      Acquisition.

            (g)     The Initial Purchasers shall have received certificates,
      dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company (in their respective capacities as such), in form and substance satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs
      (a), (b), (c), (d), (e) and (f) of this Section 10 and that, as of the
      Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

            (h)     The Initial Purchasers shall have received on the Closing
      Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Schulte Roth & Zabel LLP,
      counsel for the Company, to the effect set forth in Exhibit C hereto.

                                       30

            (i)     At the time this Agreement is executed and at the Closing
      Date, the Initial Purchasers shall have received from
      PricewaterhouseCoopers LLP, independent registered public accountants for the Company, dated as of the date of this Agreement and as of the Closing
      Date, customary "comfort" letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Latham &
      Watkins LLP, counsel for the Initial Purchasers, with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Disclosure Package and the Offering
      Memorandum.

            (j)     The Initial Purchasers shall have received an opinion and a negative assurance letter, in each case, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham
      & Watkins LLP, counsel for the Initial Purchasers, relating to this
      Agreement and such other related matters as the Initial Purchasers may require.

            (k)     Latham & Watkins LLP, counsel to the Initial Purchasers,
      shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

            (l)     The Company shall have furnished or caused to be furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may have reasonably requested.

            (m)     The Company and the Trustee shall have entered into the
      Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Initial Notes shall have been duly executed and delivered by the Company, and the Initial Notes shall have been duly authenticated by the Trustee.

            (n)     The Company and the Initial Purchasers shall have entered
      into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof, and such agreement shall be in full force and effect.

            (o)     On or after the date hereof and prior to the Closing Date,
      (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the
      Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any

                                       31

      securities of the Company by any such rating organization, and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

            (p)     The Notes shall have been approved for trading on PORTAL.

            (q)     Each of the Operative Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the
      Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

            (r)     All proceedings taken in connection with the issuance of the
      Initial Notes and the transactions contemplated by this Agreement and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial
      Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

            (s)     All opinions, certificates, letters, schedules, documents or instruments required by this Section 10 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel to the Initial Purchasers. The Company shall furnish the
      Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the
      Initial Purchasers shall reasonably request.

      11.   Initial Purchasers' Information. The Parent and the Company
acknowledge that the statements with respect to the offering of the Initial
Notes set forth in the second, fourth, sixth, seventh, ninth and tenth paragraphs under the heading "Plan of Distribution" in the Offering Memorandum constitute the only written information relating to any of the Initial
Purchasers furnished to the Parent and the Company by or on behalf of the
Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the
Disclosure Package and the Offering Memorandum, including for purposes of
Sections 2(a), 8(a) and 8(b) hereof.

      12.   Offering of Securities; Restrictions on Transfer. Each Initial
Purchaser represents and warrants as to itself only that it is a QIB. Each
Initial Purchaser agrees with the Company as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Initial Notes by any form of general solicitation or general advertising (as those terms are used in
Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Initial Notes only from, and will offer and sell the Initial Notes only to, (A) persons within the United States whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in

                                       32

transactions under Rule 144A and (B) in the case of offers or sales outside of the United States, to persons other than U.S. persons, in reliance on Regulation
S.

      13.   Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements, indemnities and other statements of the Parent and the Company, their respective officers and the
Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the
Parent, the Company, any of their respective officers of directors, the Initial
Purchasers or any controlling person referred to in Sections 8 and 9 hereof, and
(ii) delivery of and payment for the Initial Notes to and by the Initial
Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Parent, the Company, the Initial Purchasers and the indemnified parties referred to in Section 8 hereof. The representations, warranties, covenants, indemnities, and other statements of the Parent shall terminate upon execution and delivery of this
Agreement by the Company on the Closing Date. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7,
8, 9, 13 and 14 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

      14.   Contractual Relationship. The Parent and the Company hereby acknowledge and agree that (a) the purchase and sale of the Initial Notes pursuant to this Agreement is an arm's-length commercial transaction between the
Company, on the one hand, and the Initial Purchasers, on the other, (b) each
Initial Purchaser is acting solely as a principal and not as the agent or fiduciary of the Parent or the Company with respect to the sale of the Initial
Notes contemplated hereby, (c) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the sale of the
Initial Notes contemplated hereby (irrespective of whether such Initial
Purchaser has advised or is currently advising the Parent or the Company on other matters) and (d) the Parent and the Company has consulted their own legal and financial advisors to the extent they deem appropriate. Each of the Parent and the Company agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to it in connection with the sale of the Initial Notes contemplated hereby or the process leading thereto. The Parent, the Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to the transactions contemplated by this
Agreement or any matters leading up to such transactions, and that any opinions or views expressed by the Initial Purchasers to the Parent or the Company
regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Parent or the Company.

      15.   Effective Date of Agreement; Termination.

            (a)     This Agreement shall become effective upon execution and
delivery of a counterpart hereof by each of the parties hereto.

            (b)     This Agreement may be terminated in the sole discretion of the Initial Purchasers by written notice to the Parent or the Company from the
Initial Purchasers, without liability (other than with respect to Sections 8 and
9) on the Initial Purchasers' part to the Parent

                                       33

or the Company in the event that the Parent or the Company has failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, any other condition to the obligations of the Initial Purchasers hereunder as provided in
Section 10 is not fulfilled when and as required, or if:

                    (i)     in the reasonable judgment of the Initial
            Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the
            Disclosure Package or the Offering Memorandum in the condition
            (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the
            Company and its subsidiaries, taken as a whole, other than as set forth in the Disclosure Package and the Offering Memorandum
            (exclusive of any amendment or supplement thereto);

                    (ii)    any domestic or international event or act or
            occurrence has materially disrupted, or in the opinion of the
            Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general;

                    (iii)   trading in securities generally on the New York
            Stock Exchange, or the Nasdaq National Market, shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York
            Stock Exchange or the Nasdaq National Market, or by order of the
            Commission or other regulatory body or governmental authority having jurisdiction;

                    (iv)    a banking moratorium shall have been declared by any
            federal or state authority, a moratorium in foreign exchange trading by major international banks or persons shall have been declared, or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

                    (v)     (A) there shall have occurred any outbreak or
            escalation of hostilities or acts of terrorism involving the United
            States on or after the date hereof, or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in
            (A) or (B), in the Initial Purchasers' judgment, makes it
            inadvisable or impracticable to proceed with the offering, sale and delivery of the Initial Notes, on the terms and in the manner contemplated hereby and in the Disclosure Package and the Offering
            Memorandum; or

                    (vi)    any debt securities of the Company shall have been
            downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization" as defined for purposes of Rule 436(g) under the Act.

                                       34

            (c)     Any notice of termination pursuant to this Section 15 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

            (d)     If this Agreement shall be terminated pursuant to any of the provisions hereof (other than Sections 15(b)(ii), (iii), (iv) or (v) hereof), or if the sale of the Initial Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the
Parent or the Company to perform any agreement herein or comply with any provision hereof, the Parent and the Company shall, subject to demand by the
Initial Purchasers, reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

            (e)     If on the Closing Date any Initial Purchaser shall fail or refuse to purchase the Initial Notes that it has agreed to purchase hereunder on such date and the aggregate principal amount of the Initial Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial
Purchaser shall be obligated severally, in the proportion that the principal amount of the Initial Notes set forth opposite its name in Exhibit B bears to the aggregate principal amount of the Initial Notes that all the non-defaulting
Initial Purchasers, as the case may be, have agreed to purchase, to purchase the
Initial Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Initial Notes that any Initial Purchaser has agreed to purchase pursuant to Section 4 hereof be increased pursuant to this Section 15 by an amount in excess of one-ninth of such principal amount of the Initial
Notes without the written consent of such Initial Purchaser. If on the Closing
Date any Initial Purchaser shall fail or refuse to purchase the Initial Notes and the aggregate principal amount of the Initial Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Parent for purchase of such
Initial Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial
Purchaser, the Parent and the Company, except that the provisions of Section 8 and 9 shall at all times be effective and shall survive such termination. In any such case that does not result in termination of this Agreement, either the non-defaulting Initial Purchaser or the Parent shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Disclosure Package and the Offering Memorandum
or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

      16.   Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to the
Initial Purchasers c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York,
NY 10179, Attention: Dominick Petrosino, Debt Capital Markets, and with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022,
Attention: Marc D. Jaffe. If sent to the Parent, shall be mailed, delivered,

                                       35

couriered or faxed and confirmed in writing to RGCH Holdings Corp., c/o Castle
Harlan Partners IV, L.P., c/o Castle Harlan, Inc., 150 East 58th Street, 38th
Floor, New York, NY 10155, Attention: William M. Pruellage, and with a copy to
Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention:
Michael R. Littenberg. If sent to the Company, shall be mailed, delivered, couriered or faxed and confirmed in writing to RathGibson, Inc., 2505 Foster
Avenue, Janesville, Wisconsin 53547, Attention: Harley B. Kaplan, and with a copy to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022,
Attention: Michael R. Littenberg.

      17.   Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Parent (until the Closing Date) and their respective successors, legal representatives and assigns, and as of and following the Closing Date, the Company and its respective successors, legal representatives and assigns, and nothing expressed or mentioned in this
Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Parent and the Company contained in Section 8 of this Agreement shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9, and (ii) the indemnities of the Initial
Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Parent and the Company, and their respective officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9. No purchaser of Initial Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.

      18.   No Waiver; Modifications in Writing. No failure or delay on the part of the Parent, the Company or the Initial Purchase in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parent, the Company or the Initial
Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Parent, the Company or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement prior to the Closing Date shall be effective unless signed in writing by or on behalf of the Parent and the Initial Purchasers, and no amendment, modification or termination of any provision of this Agreement at or after the Closing Date shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Parent, the
Company or the Initial Purchasers from the terms of any provision of this
Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Parent or the Company in any case shall entitle the Parent or the Company to any other or further notice or demand in similar or other circumstances.

                                       36

      19.   Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

      20.   Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT,
AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN
THIS AGREEMENT.

      21.   Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this
Agreement.

      22.   Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                            [Signature page follows]

                                       37

      If the foregoing correctly sets forth the understanding among the Initial
Purchasers and the Parent and, as of the Closing Date, the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        RGCH HOLDINGS CORP.

                                        By: /s/ William M. Pruellage
                                           -------------------------
                                          Name:  William M. Pruellage
                                          Title: Managing Director

                                        RATHGIBSON, INC.

                                        By: /s/ Harley B. Kaplan
                                           ---------------------
                                          Name:  Harley B. Kaplan
                                          Title: President & CEO

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.

By: /s/ Dominick Petrosino
   -----------------------
  Name:  Dominick Petrosino
  Title: Sr. Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Kurt Brechnitz
   -------------------
  Name:  Kurt Brechnitz
  Title: Director

                                       38

                                   SCHEDULE A

                               DISCLOSURE PACKAGE

ISSUER:   RATHGIBSON, INC.

ISSUE:    $200 MILLION 11.250% SENIOR NOTES DUE 2/15/14

MANAGERS: BSC [Sole Book], Wachovia         INDUSTRY: Industrial Products

RATINGS:  B2/B-

PRICE:    100.000%               YTW: 11.250%      SPRD TREAS: +667 bps vs. 4.0%
due 2/14

OPTIONAL REDEMPTION:  NC 4 (2/15/10)

CALL PRICES:       2/15/10...........       105.625%
                   2/15/11...............   102.813%
                   2/15/12............      100.000%

EQUITY CLAWBACK:   35% Equity Clawback @ 111.250% until 2/15/09

INTEREST PAYMENT DATES:      Semi annual interest payments, beginning 8/15/06

TRADE DATE: 2/01/06          SETTLEMENT:   2/07/06 (T+4)

H.Y. TRADER: Tom Pernetti

CUSIP:    144A# 75409F AA 3
          REG S# U75307 AA 3

ADDITIONAL NOTES:  144A/Reg S.

Debt Incurrence Test:
---------------------
Fixed Charge Coverage Ratio
Change: 2.0 to 1.0 until February 15, 2008, then 2.25 to 1.0 thereafter

Changes to Pro Forma Financial Information:

Pro Forma Interest Expense for 12 months ended October 31, 2005:
$24.7 million

Pro Forma Ratio of Adjusted EBITDA to interest expense:
1.73x

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                       2

                                    EXHIBIT B

INITIAL PURCHASER                                      PRINCIPAL AMOUNT OF NOTES

Bear, Stearns & Co, Inc..............................  $ 140,000,000
Wachovia Capital Markets, LLC........................  $  60,000,000
                                                       -------------
TOTAL................................................  $ 200,000,000
                                                       =============

                                    EXHIBIT C

                   FORM OF OPINION OF SCHULTE ROTH & ZABEL LLP

                                      C-1